SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 20, 2004

Regal Entertainment Group

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31315	02-0556934
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9110 East Nichols Avenue, Suite 200, Centennial, CO 80112

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code 303-792-3600

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 5.    Other Events and Regulation FD Disclosure.

On May 20, 2004, Regal Entertainment Group (“Regal”) issued a press release announcing that it had changed, at the request of the New York Stock Exchange, the record date for determining the Regal stockholders eligible to receive Regal’s previously announced regular quarterly dividend of $0.18 per Class A and Class B share, payable on June 15, 2004.  The record date changed from June 1, 2004 to June 10, 2004.  A copy of the press release is filed herewith as Exhibit 99.1 and incorporated by reference into this Item 5.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(a)           N/A

(b)           N/A

(c)           Exhibits.

Exhibit No.	Description

99.1	Press Release, dated May 20, 2004, announcing changed record date for regular quarterly dividend.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGAL ENTERTAINMENT GROUP

Date:	May 21, 2004	By:	/s/ Amy E. Miles
		Name:	Amy E. Miles
		Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Exhibit Description

99.1	Press Release, dated May 20, 2004, announcing changed record date for regular quarterly dividend.